                                                                    EXHIBIT 5.2

                 [ROBINS, KAPLAN, MILLER & CIRESI LETTERHEAD]


                              September 30, 1994



Best Buy Co., Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota   55344

Best Buy Capital, L.P.
c/o Best Buy Co., Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota  55344

     Re: Registration Statement on Form S-3 pertaining to up to 4,600,000 ____% Convertible Monthly Income Preferred
          Securities

Ladies and Gentlemen:

     We are acting as special federal income tax counsel for Best Buy Co., Inc. ("Best Buy") and Best Buy Capital, L.P. ("Best Buy Capital") in connection with the registration of up to 4,600,000 ____% Convertible Monthly Income Preferred Securities (the "Preferred Securities") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed today by Best Buy and Best Buy Capital with the Securities and Exchange Commission. In connection therewith, we have participated in the preparation of, and have reviewed, the prospectus (the "Prospectus") included in the Registration Statement.

     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of the Amended and Restated Agreement of Limited Partnership of Best Buy Capital, L.P., the form of the Indenture among Best Buy and Best Buy Capital and a trustee to be named (the "Indenture"), the form of the convertible subordinated debentures to be issued and sold by Best Buy to Best Buy Capital under the Indenture, and the Guarantee Agreement of Best Buy (collectively, the "Operative Documents").

Best Buy Co., Inc.
Best Buy Capital, L.P.
September 30, 1994



     Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that the discussion set forth in the Prospectus under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" accurately describes, subject to the limitations stated therein, the material federal income tax considerations relevant to the purchase, ownership and disposition of the Preferred Securities by United States Holders (as defined in the Prospectus).

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                                       Very truly yours,



                                       Robins, Kaplan, Miller & Ciresi